Second Amendment to
Connecticut Natural Gas Corporation
Employee Savings Plan Trust Agreement

The Connecticut Natural Gas Corporation Employee Savings Plan Trust Agreement dated as of January 1, 1993 by and between Connecticut Natural Gas Corporation and Putnam Fiduciary Trust Company, as heretofore amended (the "Trust"), is hereby amended as follows effective as of April 25, 2000:

1. By adding the following new sentence after the first sentence of Section 3 of the Trust:

"Each such eligible employee, former eligible employee or his beneficiary with an account balance under the Plan is sometimes herein referred to as a "Plan member"."

2. By deleting the phrase "securities issued by the Company" where it appears in the last sentence of Section 5 of the Trust and inserting in lieu thereof the phrase "securities issued by the Company or an affiliate".

3. By deleting the phrase "shares of stock of the Company" where it appears in the last sentence of the first paragraph of Section 6 of the Trust and inserting in lieu thereof the phrase "shares of stock of the Company or an affiliate".

4. By deleting the portion of the second sentence of Section 7 of the Trust up to and including the colon therein and inserting in lieu thereof the following:

"Prior to the consummation of the merger (the "Merger") of CTG Resources, Inc. with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, by and among CTG Resources, Inc., Energy East Corporation and Oak Merger Co., such securities shall be common stock of CTG Resources, Inc., and on and after the date of the consummation of the Merger, such securities shall be common stock of Energy East Corporation or its successor or successors. Trust investments in such securities (referred to herein as "Company Stock") shall be subject to the following terms and conditions:"

5. By deleting the third sentence of Section 7(b) of the Trust and inserting in lieu thereof the following:

"The Company hereby appoints as named fiduciaries solely with respect to the matters relating to Company Stock held in the Trust each Plan member who furnishes instructions to the Trustee on any such matter in accordance with Section 7(e), (f) or (g) hereof."

6. By deleting the first two sentences of the second paragraph of Section 7(c) of the Trust and inserting in lieu thereof the following:

"The Trustee may purchase or sell Company Stock from or to the Company or an affiliate if the purchase or sale is for no more than adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged. To the extent that Company contributions under the Plan are to be invested in Company Stock, the Company or an affiliate may transfer Company Stock to the Trust in lieu of cash."

7. By deleting the fourth sentence of Section 7(e) of the Trust and inserting in lieu thereof the following:

"The form shall show the number of full and fractional shares of Company Stock credited to the Plan member's accounts, whether or not vested, as of the record date established for such meeting."

8. By deleting the phrase "Compensation and Fringe Benefits Committee of the Board of Directors of the Company, which the Company hereby appoints as a named fiduciary solely with respect to the voting of such shares of Company Stock" where it appears in the last paragraph of Section 7(e) of the Trust and inserting in lieu thereof the phrase "Plan's Administrative Committee".

9. By adding a new paragraph at the end of Section 7(e) of the Trust and inserting in lieu thereof the following:

"A Plan member's right to instruct the Trustee with respect to voting shares of Company Stock will not include rights concerning the exercise of any appraisal rights, dissenters' rights or similar rights granted by applicable law to the registered or beneficial holders of Company Stock. These matters will be exercised by the Trustee in accordance with the directions of the Plan's Administrative Committee."

10. By deleting Section 7(f) of the Trust and inserting in lieu thereof the following:

"(f) Tender Offers/Conversion Election. Upon commencement of a tender offer for any Company Stock or in connection with the exercise of conversion rights in respect of the Merger, the Company shall notify each Plan member or cause each Plan member to be notified, and use its best efforts to timely distribute or cause to be distributed to Plan members the same information that is distributed to shareholders of the issuer of the Company Stock in connection with the tender offer or exercise of conversion rights, and after consulting with the Trustee shall provide at the Company's expense a means by which Plan members may direct the Trustee whether or not to tender or, in connection with the Merger, the form of merger consideration to be elected in respect of the Company Stock credited to their accounts (whether or not vested). The Company shall provide to the Trustee a copy of any material provided to Plan members and shall certify to the Trustee that the materials have been mailed or otherwise sent to Plan members.

Each Plan member shall have the right to direct the Trustee to tender or not to tender or, in connection with the Merger, to elect a form of conversion consideration in respect of some or all of the shares of Company Stock credited to his accounts. Directions from a Plan member to the Trustee shall be communicated in writing or by facsimile or such similar means as is agreed upon by the Trustee and the Company. The Trustee shall tender or not tender shares or elect Merger conversion consideration in respect of Company Stock as directed by the Plan member. The Trustee shall not tender shares or elect Merger consideration in respect of Company Stock credited to a Plan member's accounts for which it has received no directions from the Plan members.

The Trustee shall tender or not tender and shall elect Merger consideration in respect of the number of shares of Company Stock not credited to Plan members' accounts as directed by the Plan's Administrative Committee.

A Plan member who has directed the Trustee to tender some or all of the shares of Company Stock credited to his accounts may, at any time before the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline. A Plan member shall not be limited as to the number of directions to tender or withdraw that he may give to the Trustee.

A direction by a Plan member to the Trustee to tender or convert shares of Company Stock credited to his accounts shall not be considered a written election under the Plan by the Plan member to withdraw or to have distributed to him any or all of such shares. The Trustee shall credit to each account of the Plan member from which the tendered or converted shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered or converted from that account. Pending receipt of directions through the Administrator from the Plan member as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as the Administrator shall direct. In the case of the conversion of Company Stock in connection with the Merger, cash proceeds received upon the conversion and any dividends paid on Company Stock during the Merger conversion consideration election transition period implemented under the Plan will be invested, notwithstanding any other provision of this Agreement to the contrary, as soon as practicable after receipt in the Putnam Stable Value Fund until a Plan member directs otherwise under the Plan."

11. By deleting Section 7(g) of the Trust and inserting in lieu thereof the following:

"(g) General. With respect to all rights other than those covered in Section 7(e) or (f), the Trustee shall follow the directions of the Plan member as to Company Stock credited to his accounts, and if no such directions are received, the directions of the Plan's Administrative Committee. The Trustee shall have no duty to solicit directions from Plan members. With respect to all rights other than those covered in Section 7(e) or (f), in the case of Company Stock not credited to Plan members' accounts, the Trustee shall follow the directions of the Plan's Administrative Committee. All provisions of this Section 7 shall apply to any securities as a result of a conversion of Company Stock."

IN WITNESS WHEREOF, the parties hereby execute this Second Amendment as of the 25th day of April, 2000.

CONNECTICUT NATURAL GAS CORPORATION

By: S/ Jean S. McCarthy

PUTNAM FIDUCIARY TRUST COMPANY

By: Tina Campbell